Exhibit 99.1

EXHIBIT 99.1

ASTRA ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

ALAMEDA, California — May 15, 2023 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced financial results for its first quarter ended March 31, 2023.

Astra also announced that 8 Astra Spacecraft Engines™, which were delivered in Q4 2022, operated nominally in space during the first quarter, further demonstrating flight heritage. As discussed during Spacetech Day, Astra also entered into a contract with Apex Technologies, Inc. to provide 5 Spacecraft Propulsion Kits.

"We also commenced operations from our dedicated Astra Spacecraft Engine™ production facility in late March 2023. I have been impressed with how hard the Space Products team has worked to address some initial challenges expected with a new manufacturing operation and to achieve significant milestones on our customer programs," said Chris Kemp, Astra Founder, Chairman and CEO.

Astra recently entered into an $11.45 million contract with the United States Space Force for a launch on Rocket 4.

"We have made significant progress in the development of Launch System 2 and look forward to our first flight of Rocket 4. In the past few, we unveiled our new Rocket 4 production line and a Rocket 4 fit check, a combination of qualification and acceptance tested hardware," continued Chris Kemp.

In Q1 2023, Astra continued to execute on initiatives to manage its financial profile and enable growth of its two core businesses.

“We have reduced quarterly cash burn by approximately $8 million in Q1 2023 and expect to reduce quarterly cash burn by an additional $7 to $10 million in Q2 2023. Additionally, we are thoughtfully evaluating financing opportunities to further extend our financial runway,” said CFO, Axel Martinez.

Recent Business Highlights:

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Announced an agreement with the U.S. Space Force for an order valued at $11.45 million for a launch of an ESPA-class space vehicle and additional cubesats through the Orbital Services Program (OSP-4) contract
•
Announced a contract with Apex Technology, Inc. to initially provide 5 Spacecraft Propulsion Kits for Apex's satellite bus platform, to be delivered in 2023. The Propulsion Kits disaggregate the four subsystems of the Astra Spacecraft Engine™ module, including the thruster, power processing unit, feed system, and tank. This disaggregation enables satellite builders to take advantage of shorter lead times to access key components of their propulsion system that can be customized for their unique missions
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Completion of dedicated 60,000 square foot Astra Spacecraft Engine™ manufacturing facility in late-March 2023
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Achievement of Launch System 2 development milestones, including installing the final stage of the new Rocket Production Line, completion of the First Stage Engine TVC campaign, completion of the Upper Stage Engine qualification campaign, and completion of the Factory Acceptance Testing for tank production
•
Ended the quarter with approximately $62.7 million in cash, cash equivalents, and marketable securities

First Quarter 2023 Financial Highlights:

For the three months ended March 31, 2023:

•
GAAP Gross Profit was $0.0 million
•
GAAP Net Loss was $44.9 million
•
Adjusted Net Loss* was $42.3 million
•
Adjusted EBITDA Loss* was $42.3 million
•
Capital expenditures during the quarter totaled $5.0 million
•
Cash, cash equivalents and marketable securities totaled $62.7 million

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*Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Second Quarter 2023 Outlook

As of May 15, 2023, we are providing guidance for the second quarter 2023 based on current market conditions, our focus on the development of Launch System 2, and our ongoing investments to scale our Space Products business. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below and our annual report on Form 10-K for the year ended December 31, 2022, including risks and uncertainties associated with geopolitical conditions and their potential impact on our business as well as our ability to continue operating as a going concern.

For the second quarter ending June 30, 2023, we currently expect:

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adjusted EBITDA loss* to be between $31.0 million and $35.0 million,
•
basic shares outstanding to be between 271 million and 273 million shares,
•
capital expenditures to be between $3.0 million and $5.0 million, and
•
cash, cash equivalents and marketable securities to be between $30.0 million and $33.0 million

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*Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Conference Call Information

In conjunction with this announcement, Astra will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss first quarter 2023 results and our outlook for the second quarter ending June 30, 2023. The live webcast and a replay of the webcast will be available on the Investor Relations section of Astra’s website: https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space® by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world, and one of the industry’s first flight-proven electric propulsion systems for satellites, Astra Spacecraft Engine™. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections, including the following factors, among others: (i) the failure to meet projected development, delivery and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition and the dedication of our launch resources to the development of Launch System 2 and its ability to continue operating as a going concern; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability without additional funding; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the ability to manage its cash outflows related to its business operations, (vii) the ability of Astra to develop its space services offering as part of its long-term business and growth strategy and (viii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

Explanation of Non-GAAP (or Adjusted) Financial Measures

This press release includes information about Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”), all of which are non-GAAP financial measures. These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s condensed consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to their most comparable GAAP measures in the table set forth in this release.

We believe that both management and our investors benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Specifically, our management uses these non-GAAP financial measures in planning, monitoring and evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP measures, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

We define Free Cash Flow as cash used in operating activities including cash used for capital expenditures.

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the following items: (a) stock-based compensation, (b) loss on change in fair value of contingent consideration, (c) cash earnout compensation cost related to the acquisition of Apollo Fusion and (d) other special items. For the three months ended March 31, 2022, other special items primarily related to amortization of licensed intellectual property, employee COVID-19 testing expenses and payroll taxes.

We define Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest income, (b) loss on marketable securities and (c) depreciation and amortization. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Astra Space, Inc.
Condensed Consolidated Statement of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Launch services	$-	$3,911
Space products	-	-
Total revenues	-	3,911
Cost of revenues
Launch services	-	11,014
Space products	-	-
Total cost of revenues	-	11,014
Gross loss	-	(7,103)

Operating expenses
Research and development	31,082	37,927
Sales and marketing	2,484	4,764
General and administrative	15,682	20,986
(Gain) loss on change in fair value of contingent consideration	(2,765)	15,500
Total operating expenses	46,483	79,177
Operating loss	(46,483)	(86,280)
Interest income	1,330	174
Other income	260	393
Loss before taxes	(44,893)	(85,713)
Income tax provision	-	-
Net loss	$(44,893)	$(85,713)

Basic and diluted loss per share
Weighted average basic and diluted shares - Class A	214,707	208,113
Loss per share	$(0.17)	$(0.33)
Weighted average basic and diluted shares - Class B	55,539	55,539
Loss per share	$(0.17)	$(0.33)

Astra Space, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$16,805	$33,644
Marketable securities	45,944	69,173
Trade accounts receivables	6,798	5,327
Inventories	6,925	6,588
Prepaid and other current assets	12,437	11,050
Total current assets	88,909	125,782
Property, plant and equipment, net	26,432	24,271
Right-of-use asset	11,903	12,813
Intangible assets, net	9,565	10,132
Other non-current assets	1,872	1,701
Total assets	$138,681	$174,699

Liabilities and Stockholders' Equity:
Accounts payable	$6,901	$1,799
Operating lease obligation, current portion	3,779	3,800
Contingent consideration	31,135	33,900
Accrued expenses and other current liabilities	42,761	42,043
Total current liabilities	84,576	81,542
Operating lease obligation, net of current portion	8,254	9,051
Other non-current liabilities	2,596	1,796
Total liabilities	95,426	92,389

Total stockholders’ equity	43,255	82,310
Total liabilities and stockholders’ equity	$138,681	$174,699

Astra Space, Inc.
Summary of Cash Flow Data
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Cash used in operating activities	$(35,999)	$(48,274)
Capital expenditures	(5,031)	(20,942)
Free cash flow (non-GAAP)	(41,030)	(69,216)
Cash used in investing activities	18,719	(115,683)
Cash provided by financing activities	441	471

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Revenues
Launch services	$-	$3,911
Space products	-	-
Total revenues	-	3,911
Cost of revenues
Launch services	-	11,014
Space products	-	-
Total cost of revenues	-	11,014
GAAP gross loss	$-	$(7,103)

GAAP net loss	$(44,893)	$(85,713)
Stock-based compensation	5,328	17,041
(Gain) loss on change in fair value of contingent consideration	(2,765)	15,500
Apollo cash earnout compensation	-	1,333
Other special items	-	1,693
Adjusted net loss	$(42,330)	$(50,146)
Interest income	(1,330)	(174)
Realized loss on investment	-	67
Depreciation and amortization	1,345	2,775
Adjusted EBITDA	$(42,315)	$(47,478)

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com